Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 25, 2024, relating to the financial statements of New Oriental Education & Technology Group Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended May 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China

August 8, 2025